SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 20, 2007
AUTHORIZE.NET HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE (STATE OR OTHER JURISDIC- TION OF INCORPORATION)	000-21319 (COMMISSION FILE NUMBER)	04-3065140 (IRS EMPLOYER IDENTIFICATION NO.)
293 BOSTON POST ROAD WEST, SUITE 220, MARLBOROUGH, MASSACHUSETTS 01752
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (508) 229-3200
NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

☐	SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

     We hereby amend our current report on Form 8-K filed with the SEC on February 26, 2006, which announced the sale of certain assets of our Telecom Decisioning Services (TDS) business to Vesta Corporation. The purpose of this amendment is to file the pro forma financial information required by Item 9.01.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information
     The unaudited pro forma condensed balance sheet as of December 31, 2006 gives effect to the transaction and adjustments as if they had occurred at December 31, 2006.
     The unaudited pro forma condensed consolidated statements of operations are based on our historical financial statements and give effect to the disposition of the assets of our TDS business. The pro forma condensed consolidated statements of operations eliminate the operations of the business sold in order to reflect our operations as if the assets of the TDS business had been sold effective January 1, 2006 for the year ended December 31, 2006. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 reflect the pro forma adjustments necessary to eliminate the results of the TDS business, including revenues, cost of revenues and other costs and expenses related to the TDS business.
     The unaudited pro forma condensed statements of operations should be read in conjunction with our consolidated financial statements and the accompanying notes thereto included in our annual report on Form 10-K for the year ended December 31, 2006.
     The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually occurred if the disposition had been consummated as of the dates indicated, nor are they necessarily indicative of future operating results or financial position.
(c) Exhibits

Exhibit No.	Description
* 10.1	Asset Purchase Agreement dated February 20, 2007 between Vesta Corporation and Lightbridge, Inc.
* 99.1	Press Release dated February 21, 2007, entitled “Lightbridge Announces Sale of its Telecom Decisioning Services Business”
99.2	Pro forma financial information

*	Previously filed.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHORIZE.NET HOLDINGS, INC.
By:	/s/ Timothy C. O’Brien
Timothy C. O’Brien
Vice President, Finance and Administration, Chief Financial Officer and Treasurer

May 7, 2007